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                                                                  Exhibit 10.14


                              INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the "Agreement") is made as of the 30th day of September, 1997, between INTERNATIONAL LOGISTICS LIMITED, a Delaware corporation (the "Company") and _______________ ("Agent").

                                       RECITALS

         1. The Certificate of Incorporation of the Company (the "Certificate") contains provisions indemnifying the Company's current and former directors, officers, employees or agents, and authorizing the Company to enter into individual indemnification agreements with any person entitled to be indemnified by the Company, without specific approval of the shareholders of the Company, subject to certain requirements as set forth in the Certificate;

         2. The Bylaws of the Company (the "Bylaws") contain provisions indemnifying the Company's current and former directors, officers, or agents;

         3. The Agent is currently serving as a director, officer, employee or agent of the Company;

         4. The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the shareholders of the Company for the Company to provide Agent with additional assurance of protection against personal liability; and

         5. This Agreement is being entered into pursuant to and in furtherance of the Certificate and the Bylaws, as authorized by the Board.

         NOW, THEREFORE, in consideration of the foregoing recitals and of other good and valuable consideration, the receipt of which is acknowledged, the parties agree as follows:

         1.   INDEMNIFICATION.

              (a) The Company shall hold harmless and indemnify the Agent against any and all expenses, liabilities and losses (including, without limitation, investigation expenses and expert witnesses' and attorneys' fees and expenses, judgments, penalties, fines, ERISA excise taxes and amounts paid or to be paid in settlement) actually incurred by the Agent (net of any related insurance proceeds or other amounts received by Agent or paid by or on behalf of the Company on the Agent's behalf), in connection with any action, suit, arbitration or proceeding (or any inquiry or investigation, whether brought by or in the right of the



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Company, any subsidiary or affiliate of the Company, or otherwise, that Agent in good faith believes might lead to the institution of any such action, suit, arbitration or proceeding), whether civil, criminal, administrative or investigative, or any appeal therefrom, in which the Agent is a party, is threatened to be made a party, is a witness or is participating (a "Proceeding") based upon, arising from, relating to, or by reason of the fact that Agent was a director, officer, employee or agent of the Company, whether or not arising prior to the date of this Agreement;

              (b) If Agent is entitled under this Agreement to indemnification by the Company for some or a portion of the Indemnified Amounts (defined below) but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Agent for the portion thereof to which Agent is entitled.

         2. LIMITATIONS ON INDEMNIFICATION. Notwithstanding any other provision of this Agreement, Agent shall not be entitled to indemnification under Section 1:

              (a) if the claim, obligation or liability with respect to which indemnity is sought shall have been determined by a court of competent jurisdiction, by a final judgment or decree, or, in case of settlement, which in the opinion of counsel for the Company would, if determined by a court of competent jurisdiction, likely have been determined to have arisen out of or been based upon Agent's willful misfeasance, bad faith, gross negligence or reckless disregard of duty or for Agent's failure to act in good faith in the reasonable belief that Agent's action was in the best interests of the Company;

              (b) if a court of competent jurisdiction shall determine, by a final judgment or decree, that such indemnity is not permitted under applicable law;

              (c) on account of any suit in which judgment is rendered for an accounting of profits made from the purchase or sale by Agent of securities of the Company in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or

              (d) on account of any suit brought against Agent for misuse or misappropriation of non-public information, or otherwise involving Agent's status as an "insider" of the Company in connection with any purchase or sale by Agent of securities of the Company.


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         3.   OTHER INDEMNIFICATION ARRANGEMENTS.  The Company's purchase, establishment and maintenance of insurance or similar protection or other arrangements, including, but not limited to, providing a trust fund, letter of credit, or surety bond ("Indemnification Arrangements") on behalf of the Agent against any liability asserted against him, her or it or incurred by or on behalf of him, her or it in such capacity as a director, officer, employee or agent of the Company, or arising out of his, her or its status as such, whether or not the Company would have the power to indemnify him, her or it against such liability under the provisions of this Agreement or under applicable law, shall not in any way limit or affect the rights and obligations of the Company or of the Agent under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and the Agent shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such indemnification Arrangement. All amounts payable by the Company pursuant to this Section 3 and to Section 1 of this Agreement are herein referred to as "Indemnified Amounts."

         4.   ADVANCE PAYMENT OF INDEMNIFIED AMOUNTS.

              (a) The Agent hereby is granted the right to receive in advance of a final, nonappealable judgment or other final adjudication of a Proceeding (a "Final Determination") the amount of any and all expenses, including, without limitation, investigation expenses, expert witnesses' and attorney's fees and other expenses expended or incurred by the Agent in connection with any Proceeding or otherwise expended or incurred by the Agent (such amounts so expended or incurred being referred to as "Advanced Amounts").

              (b) In making any written request for Advanced Amounts, the Agent shall submit to the Company a schedule setting forth in reasonable detail the dollar amount expended or incurred or an estimate of the current dollar amount expected to be expended. Each such listing shall be supported by the bill, agreement, or other documentation relating thereto (if reasonably available at that time). In addition, before the Agent may receive Advanced Amounts from the Company, the Agent shall provide to the Company (i) a written affirmation of the Agent's good faith belief that the applicable standard of conduct required for indemnification by the Company under this Agreement has been satisfied by the Agent, and (ii) a written undertaking by or on behalf of the Agent to repay the Advanced Amount if it shall ultimately be determined that the Agent has not satisfied the applicable standard of conduct. The written undertaking required from the Agent shall not be secured. The Company shall pay to the Agent all Advanced Amounts within five (5) days after


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receipt by the Company of all information and documentation required to be provided by the Agent pursuant to this paragraph.

         5.   PROCEDURE FOR PAYMENT OF INDEMNIFIED AMOUNTS.

              (a) To obtain indemnification under this Agreement, the Agent shall submit to the Company a written request for payment of the appropriate Indemnified Amounts, including with such requests such documentation and information as is reasonably available to the Agent and reasonably necessary to determine whether and to what extent the Agent is entitled to indemnification.

              (b) The Company shall pay the Agent the appropriate Indemnified Amounts unless it is established that the Agent has not met any applicable standard of conduct provided in this Agreement or applicable law. For purposes of determining whether the Agent is entitled to Indemnified Amounts, in order to deny indemnification to the Agent the Company has the burden of proof in establishing that the Agent did not meet the applicable standard of conduct. In this regard, a termination of any Proceeding by judgment, order or settlement does not create a presumption that the Agent did not meet the requisite standard of conduct; provided, however, that the termination of any criminal proceeding by conviction, or a pleading of nolo contendere or its equivalent, or any entry of an order of probation prior to judgment, creates a rebuttable presumption that the Agent did not meet the applicable standard of conduct.

              (c) Any determination that the Agent has not met the applicable standard of conduct required to qualify for indemnification shall be made either
(i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties of such action, suit or Proceeding; or
(ii) by independent legal counsel (who may be the outside counsel regularly employed by the Company); provided that the manner in which (and, if applicable, the counsel by which) the right to indemnification is to be determined shall be approved in advance in writing by both the highest ranking executive officer of the Company who is not party to the Proceeding (sometimes hereinafter referred to as "Senior Officer") and by the Agent. In the event that such parties are unable to agree on the manner in which any such determination is to be made, such determination shall be made by independent legal counsel retained by the Company especially for such purpose, provided that such counsel be approved in advance in writing by both the said Senior Officer and Agent, and provided further that such counsel shall not be outside counsel regularly employed by the Company. The fees and expenses of counsel in connection with making said determination contemplated hereunder shall be paid by the Company, and, if requested by such counsel, the Company shall give such counsel an appropriate


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written agreement with respect to the payment of their fees and expenses and such other matters as may be reasonably requested by counsel.

              (d) The Company will use its best efforts to conclude as soon as practicable any requested determination pursuant to subparagraph (c) above and promptly will advise the Agent in writing with respect to any determination that the Agent is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. Payment of any applicable Indemnified Amounts will be made to the Agent within ten (10) days after any determination of the Agent's entitlement to indemnification.

              (e) Notwithstanding the foregoing, Agent may, at any time after sixty (60) days after a claim for Indemnified Amounts has been filed with the Company (or upon receipt of written notice that a claim for Indemnified Amounts has been rejected, if earlier) and before three (3) years after a claim for Indemnified Amounts has been filed, petition a court of competent jurisdiction to determine whether the Agent is entitled to indemnification under the provisions of this Agreement, and such court shall thereupon have the exclusive authority to make such determination unless and until such court dismisses or otherwise terminates such action without having made such determination. The court shall, as petitioned, make an independent determination of whether the Agent is entitled to indemnification as provided under this Agreement, irrespective of any prior determination made by the Board or Directors or independent counsel. If the court shall determine that the Agent is entitled to indemnification as to any claim, issue or matter involved in the Proceeding with respect to which there has been no prior determination pursuant to this Agreement or with respect to which there has been a prior determination that the Agent was not entitled to indemnification hereunder, the Company shall pay all expenses (including attorneys' fees) actually incurred by the Agent in connection with such judicial determination.

              (f) Nothing set forth in this Section 5 shall limit or affect the timing or amount, or the right of Agent to payment, of any Advanced Amounts pursuant to Section 4 hereof.

         6.   AGREEMENT NOT EXCLUSIVE: SUBROGATION RIGHTS, ETC.

              (a) This Agreement shall not be deemed exclusive of and shall not diminish any other rights the Agent may have to be indemnified or insured or otherwise protected against any liability, loss, or expense by the Company, any subsidiary of the Company, or any other person or entity under any charter, bylaws, law, agreement, policy of insurance or similar protection, vote of stockholders or directors, disinterested or not, or otherwise,


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whether or not now in effect, both as to actions in the Agent's official capacity with the Company, and as to actions in another capacity while holding such office, including Agent's right to contribution as may be available under applicable law. The Company's obligations to make payments of Indemnified Amounts hereunder shall be satisfied to the extent that payments with respect to the same Proceeding (or part thereof) have been made to or for the benefit of the Agent by reason of the indemnification of the Agent pursuant to any other arrangement made by the Company for the benefit of the Agent.

              (b) In the event the Agent shall receive payment from any insurance carrier or from the plaintiff in any Proceeding against such Agent in respect of Indemnified Amounts after payments on account of all or part of such Indemnified Amounts have been made by the Company pursuant hereto, such Agent shall promptly reimburse to the Company the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by the Company or pursuant to arrangements made by the Company to Agent exceeds such indemnified Amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as deductible or co-insurance payments, shall not be deemed to be payments to the Agent hereunder. In addition, upon payment of indemnified Amounts hereunder, the Company shall be subrogated to the rights of Agent receiving such payments (to the extent thereof) against any insurance carrier (to the extent permitted under such insurance policies) or plaintiff in respect of such Indemnified Amounts and the Agent shall execute and deliver any and all instruments and documents and perform any and all other acts or deeds which the Company deems necessary or advisable to secure such rights. Such right of subrogation shall be terminated upon receipt by the Company of the amount to be reimbursed by the Agent pursuant to the first sentence of this paragraph.

         7. ADDITIONAL INDEMNIFICATION RIGHTS. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Agent to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Certificate, the Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule, whether by case law or otherwise which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of Agent's rights and Company's obligations, under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its


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Board of Directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties, rights and obligations hereunder.

         8. INSURANCE. In the event that the Company maintains directors, and officers, liability insurance to protect itself and any of its directors or officers against any expense, liability or loss, and such insurance may cover the Agent, such insurance shall cover the Agent to at least the same extent as any director or officer of the Company, provided that nothing in this Agreement shall require the Company to obtain coverage relating to any acts occurring prior to the date hereof.

         9. SEVERABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provisions hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

         10. FURTHER ASSURANCES. The parties will do, execute and deliver, or will cause to be done, executed and delivered, all such further acts, documents and things as may be reasonably required for the purpose of giving effect to this Agreement and the transactions contemplated hereby.

         11. SUCCESSORS; BINDING AGREEMENT. This Agreement shall be binding on and shall inure to the benefit of and be enforceable by the Company's successors and assigns and by the Agent's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. The Company shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to the Company and to the Agent, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.

         12. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         13. MISCELLANEOUS. No provision of this Agreement may be modified, waived, or discharged unless such modification, waiver, or discharge is agreed to in writing signed by Agent


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and either the Chairman of the Board or the President of the Company or another officer of the Company specifically designated by the Board. No waiver by either party at any time of any breach by the other party of, or of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof. The Agent may bring an action seeking resolution of disputes or controversies arising under or in any way related to this Agreement in the state or federal court jurisdiction in which Agent resides or in which his, her or its place of business is located, and in any related appellate courts, and the Company consents to the jurisdiction of such courts and to such venue.
















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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

AGENT:                       INTERNATIONAL LOGISTICS LIMITED

                             By:
-----------------------         ------------------------------

                             Name:
                                  ----------------------------

                             Title:
                                   ---------------------------